Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-4 No. 333-117845 of América Móvil, S.A. de C.V. and Radiomóvil Dipsa, S.A. de C.V., as guarantor, of our report dated February 20, 2003, except for Note 17, which is dated March 4, 2003 relating to the financial statements of America Central Tel, S.A. and Subsidiaries for the years ended December 31, 2002 and 2001. We also consent to the references to us under the heading “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers

Guatemala,

September 22, 2004